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EXHIBIT 23.1



                Consent of Ernst & Young LLP, Independent Auditors






We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-41787) pertaining to the Psychemedics Corporation 1989 Incentive Stock Option Plan, the 1989 Non-Qualified Stock Option Plan, the 1991 Non-Qualified Stock Option Plan and Non-Qualified Stock Option Agreements pursuant to Written Compensation Agreements, (Form S-8 No 33-50712) pertaining to the 1989 Employee Stock Option Plan, (Form S-8 No. 33-66942) pertaining to the 1989 Employee Stock Option Plan, (Form S-8 No. 333-12403) pertaining to the 1989 Employee Stock Option Plan and the 1989 Non-Qualified Stock Option Plan, (Form S-8 No. 333-39968) pertaining to the 2000 Stock Option Plan, (Form S-3 No. 33-45332) and (Form S-3 No. 33-58970) of our report dated February 6, 2003, with respect to the financial statements of Psychemedics Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 2002.




                                                /s/ Ernst & Young LLP


Boston, Massachusetts
March 27, 2003